UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 5, 2013)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 5, 2013, a newly formed joint venture, in which Newcastle Investment Corp. (“Newcastle”) and Springleaf Finance, Inc. (“Springleaf”) each indirectly hold a 50% interest (the “Joint Venture”), entered into a definitive agreement (the “Acquisition Agreement”) with HSBC Finance Corporation and certain of its affiliates (collectively, “HSBC”). Pursuant to the Acquisition Agreement, the Joint Venture committed to acquire a portfolio of consumer loans (the “Portfolio”) with an unpaid principal balance (“UPB”) of approximately $4.2 billion as of December 31, 2012. The Portfolio includes over 400,000 personal unsecured loans and personal homeowner loans originated mainly through HSBC Finance Corporation. Springleaf is an affiliate of Newcastle’s manager, which is affiliated with Fortress Investment Group LLC.

The purchase price for the Portfolio is approximately $3.2 billion, based on the $4.2 billion UPB at December 31, 2012. Newcastle and Springleaf expect to finance a portion of the purchase price, and Newcastle currently expects that it will make an equity investment of up to approximately $450 million. In addition, Newcastle and Springleaf have retained the flexibility to sell a portion of the Joint Venture’s commitment. The closing of the transaction is expected to take place in the second quarter of 2013, subject to customary closing conditions.

After a servicing transition period, Springleaf will be the servicer of the loans and will provide all servicing and advancing functions for the Portfolio pursuant to a servicing agreement to be entered into with the Joint Venture. Newcastle will not own any of the servicing rights and will not have any servicing duties, liabilities or obligations associated with the servicing of the Portfolio. Prior to the transfer of servicing to Springleaf, HSBC will continue to service the Portfolio and perform collection services pursuant to an interim servicing agreement (the “Interim Servicing Agreement”) with the Joint Venture for a period ending not more than 180 days after the closing of the Portfolio purchase (the “Interim Servicing Period”). HSBC will receive a monthly fee for the servicing and collection services based on the UPB of the serviced loans at a rate of 1.8% per annum for the first three months, with incremental increases thereafter up to a maximum of 3.0%. In connection with the Portfolio purchase, the Joint Venture has entered into a credit insurance administrative services agreement with certain insurers under which it will agree to administer certain credit insurance policies issued with respect to a portion of the loans in the Portfolio.

The foregoing summaries of the Acquisition Agreement and the Interim Servicing Agreement do not purport to be a complete description and are qualified in their entirety by the Acquisition Agreement and the Interim Servicing Agreement, respectively, which are filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Purchase Agreement, among the Sellers listed therein, HSBC Finance Corporation and SpringCastle Acquisition LLC, dated March 5, 2013

99.2	Form of Interim Servicing Agreement, among the Interim Servicers listed therein, HSBC Bank USA, National Association and SpringCastle Acquisition LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: March 11, 2013

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